SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM SB-2/A
                     PRE-EFFECTIVE AMENDMENT NO. 1 TO

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                               New Dawn Entertainment, Inc.
                 (Name of small business issuer in its charter)


      Nevada                         2771                    91-2132336
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)         I.D. No.:)


                           200 Viceroy Road, Unit #1
                         Concord, Ontario, Canada L4K3N8
                           (905) 738-3301 (PHONE)
                           (905) 738-3168 (FAX)

     (Address and telephone number of principal executive offices)
                           --------------------------

                            200 Viceroy Road, Unit #1
                         Concord, Ontario, Canada L4K3N8
                           (905) 738-3301 (PHONE)
                           (905) 738-3168 (FAX)


(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -----   ------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         ------  -------
If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -----    ------

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THIS IS A CONTINUOUS OFFERING, PURSUANT TO RULE 415 OF THE SECURITIES ACT OF
1933.

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common Stock, .001 par       $  6,000,000      $1.00         $6,000,000            $1584.00

Total                          $6,000,000      $1.00         $6,000,000            $1584.00


                                   PROSPECTUS

                          New Dawn Entertainment, Inc.

                       6,000,000 SHARES OF COMMON STOCK

Up to 6,000,000 of the shares of common stock offered are being sold by New Dawn Entertainment, Inc., in the States of Arizona, California, New York, Nevada, Florida and in the District of Columbia, and to residents of Canada. There is no minimum offering and no escrow. There is no established public market for New Dawn's common stock, and the offering price has been arbitrarily determined. New Dawn's Common Stock is not currently listed or quoted on any quotation service. This offering is self-underwritten. Shares will be sold by New Dawn's president, Peter Szecsodi, without the use of an underwriter. This offer will terminate twelve months after the date of this prospectus.
                            ------------------------

THE COMMON STOCK OFFERED IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Price       Underwriting     Proceeds
                             to          Discounts and    to
                             Public      Commissions(2)   Company(1)
                             ------      --------------   ----------

Per Share................$     1.00            $0           $   1.00
Total .................. $  6,000,000          $0           $6,000,000



                                 __________, 2002

                               TABLE OF CONTENTS

                                                              PAGE
                                                            ---------


Prospectus Summary....................................           5
Risk Factors..........................................           7
We are highly dependent on Peter Szecsodi to
accomplish our plan of operations.....................           7
We face intense competition and may not be able to
compete successfully..................................           7
We may require additional financing to fund our
plan of operations and we might not be able to
get it................................................           7
The principal stockholder controls and will continue
to control us.........................................           8
We may not be able to manage our own growth
efficiently...........................................           8
An active public market may not develop for our
securities............................................           8
Shares eligible for future sale may adversely
affect the market for our securities...................          8
There is no established market for our stock and
investors may not be able to sell their shares in
the future............................................           9
Our growth will be limited to the amount of capital
we are able to raise in this offering.  If we raise
only a nominal amount, then investors can expect
to experience a slow growth in their investment.......           9
This offering has no escrow, and funds may be used
upon receipt..........................................           5
The penny stock rules cover our stock, which may
make it difficult for a broker to sell................           9
Use of Proceeds.......................................          10
Dividend Policy.......................................          11
Price Range of Securities.............................          11
Dilution..............................................          12
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations..........................................          16
Business..............................................          17
Management............................................          17
Certain Transactions..................................          18
Principal Stockholders................................          18
Description of Securities.............................          19
Shares Eligible for Future Sale.......................          19
Underwriting.........................................           19
Legal Matters........................................           20
Experts..............................................           21
Index to Consolidated Financial Statements...........           28

                              ------------------------

                              PROSPECTUS SUMMARY
                             CORPORATE BACKGROUND

New Dawn was organized on May 31, 2000, in the state of Nevada, under the former name, The Gambler Network.com, Inc. It changed its name to New Dawn Entertainment, Inc. on February 15, 2001. New Dawn has just commenced operations, but it has not generated any revenue and is still a development stage corporation. Its plan of operations is to engage in the business of providing the most comprehensive on-line gaming resource and marketplace for businesses and consumers who participate in the gaming industry. There can be no assurance that New Dawn's common stock will ever develop a market. Pour principal executive offices are located at 200 Viceroy Road, Unit #1, Concord, Ontario, Canada L4K3N8, and our telephone numbers is 905-738-3301.


                                  THE OFFERING

Common stock Offered.........................  Up to 6,000,000 shares

Common stock Outstanding after the
  Offering...................................  16,000,000 shares

Use of Proceeds..............................  development of inventory, marketing and advertising
                                               and working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock offered involve a high degree
                                               of risk and immediate
                                               substantial dilution

Term of offering......................... 12 months after date of prospectus.



                     -------------------------------------


                             SUMMARY FINANCIAL DATA

 The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to March 31, 2001, and the consolidated balance sheet data at March 31, 2001, come from New Dawn's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to March 31, 2001, 2001 come from New Dawn's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that

New Dawn considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended December 31, 2001, do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                        December 31, 2001
                                                        -------------
Assets: ............................................      $   402
                                                           =======
Current Liabilities
Accounts payable                                            3,500
Due to officer                                            $ 5,799
                                                           -------

  Total current liabilities                               $ 9,299
                                                           -------
Total liabilities                                         $ 9,299
                                                           -------
Stockholders' Equity:

    common stock, Par value $.001
    Authorized 50,000,000
    Issued 10,000,000 shares at September 30,
    2001 ............................................         255
    Paid in capital..................................      13,445

    Deficit accumulated during the
    development stage ...............................     (22,597)
                                                           -------

      Total Stockholders' Deficiency..............           -
                                                           -------
      Total Liabilities and
      Stockholders' Equity .........................      $ 402


STATEMENT OF OPERATIONS DATA:

                                                 Period May 31, 2000
                                                 through
                                                 December 31, 2001
                                                 ----------------
Revenues: ..................................     $    -
 General and administrative Expenses: ...        $22,597
                                                  --------
  Net Loss ..............................       $(22,597)
                                                  --------
Loss per share ............................      $ (.00 )
                                                  =======

                                  RISK FACTORS

WE ARE NOT PROFITABLE, AND HAVE NOT GENERATED ANY REVENUE SINCE OUR INCEPTION, WHICH MAY AFFECT OUR ABILITY TO CONTINUE TO OPERATE.


Our deficit from operations was $22,536 for the period inception to December 31, 2001. Management expects that we will continue to have losses throughout this and the next fiscal year.

WE ARE HIGHLY DEPENDENT ON PETER SZECSODI TO ACCOMPLISH OUR PLAN OF
OPERATIONS.

We are highly dependent upon the continued service of Peter Szecsodi, our President. We do not have an employment agreement with Mr. Szecsodi. The loss of the services of Mr. Szecsodi could hurt our business. We have no key-man life insurance on any key members of staff. See Management.

WE FACE INTENSE COMPETITION AND MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

Competition is intense in our business. Many of our competitors and potential competitors have substantially greater financial and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships than we do. We cannot assure you that we will be able to compete successfully against current or future competitors or that the competitive pressures we will face will not harm our business. See Business--Competition.

WE MAY REQUIRE ADDITIONAL FINANCING TO FUND OUR PLAN OF OPERATIONS AND WE MIGHT NOT BE ABLE TO GET IT.

Our business is capital intensive. We estimate that the proceeds from this offering should be sufficient for working capital for a period of 12 months following the completion of this offering. However, our estimates may be incorrect, and this offering may fail to raise the capital we require. As we expand our business, more capital is required. As a result, we may be required in the future to seek additional funding through equity or debt financing to continue to fund growth and expansion. We cannot assure you that funding will be available on acceptable terms, if at all. If we cannot raise funds, our business could fail.

THE PRINCIPAL STOCKHOLDER CONTROLS AND WILL CONTINUE TO CONTROL US.

As of the date of this Prospectus, Peter Szecsodi owns a majority of our common stock and has the power to elect all of the members of the board of directors. This means that investors will have no representation on the board, and Mr. Szecsodi will be able to exercise significant influence and control over decisions that may effect our stockholders.

WE MAY NOT BE ABLE TO MANAGE OUR OWN GROWTH EFFICIENTLY.

We may not be equipped to successfully manage this or any other future periods of rapid growth or expansion, which could be expected to place a significant strain on our managerial, operating, financial and other resources. Our operating results will be adversely affected if net sales do not increase sufficiently to compensate for the increase in operating expenses caused by this expansion.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY EFFECT THE MARKET FOR OUR SECURITIES.

Our stock price may be hurt by future sales of our shares or the perception that such sales may occur. As of the date of this Prospectus, all of the shares of common stock held by existing stockholders constitute restricted shares as defined in Rule 144 of the Securities Act. These shares may only be sold if they are registered under the Securities Act or sold under Rule 144 or another exemption from registration under the Securities Act. Sales under Rule 144 are subject to the satisfaction of certain holding periods, volume limitations, manner of sale requirements, and the availability of current public information about us.

Substantially all of our restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders, including the common stock covered by this Prospectus. This will permit the sale of registered shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock. Sales of substantial amounts of the common stock in the public market may hurt the stock's market price.

THERE IS NO ESTABLISHED MARKET FOR OUR STOCK AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES IN THE FUTURE.

If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment.

OUR GROWTH WILL BE LIMITED TO THE AMOUNT OF CAPITAL WE ARE ABLE TO RAISE IN THIS OFFERING. IF WE RAISE ONLY A NOMINAL AMOUNT, THEN INVESTORS CAN EXPECT TO EXPERIENCE A SLOW GROWTH OR NO GROWTH IN THEIR INVESTMENT.

The amount of capital we raise will determine the amount of money we will be able to spend on developing our business along the lines we have already in place and functioning. If the capital raised in this offering is nominal, then investors would be likely to experience a much slower growth.

THIS OFFERING IS SELF-UNDERWRITTEN, AND HAS NO MINIMUM WHICH MUST BE RAISED, WHICH MEANS THAT WE MAY NOT RAISE ANY PROCEEDS OR ONLY NOMINAL, AND INVESTOR'S RUN THE RISK OF LOSING THEIR ENTIRE INVESTMENT.

Since this offering is self-underwritten, and has no minimum amount which must be raised for us to use the funds. Moreover, we may raise only nominal funds, or no funds at all.

THIS OFFERING HAS NO ESCROW, AND INVESTOR FUNDS MAY BE USED UPON RECEIPT.

There is no escrow of any funds received by New Dawn in this offering, and any funds received may be used by New Dawn as the funds are received.

THE PENNY STOCK RULES WILL COVER OUR STOCK, WHICH MAY MAKE IT DIFFICULT FOR A BROKER TO SELL.

Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

- Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

- Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

- Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

- The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for New Dawn's stock.

THIS OFFERING IS A DIRECT PARTICIPATION OFFERING, AND THERE MAY BE LESS DUE DILIGENCE PERFORMED.

In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

                          FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. New Dawn's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                USE OF PROCEEDS

The following table shows New Dawn's use of proceeds if 10% 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering. In the event only minimal proceeds are received from shares sold in this offering, then we will use the proceeds for working capital only, and will continue to market our products by word of mouth and on the Internet, without any advertising or formal marketing plan.

                         10%       25%         50%        75%         100%
                       ------    -------     -------    -------      -------
Gross Proceeds        $600,000  $1,500,000  $3,000,000  $4,500,000  $6,000,000
Offering Expenses       15,500      15,500      15,500      15,500      15,500
                      $584,500  $1,484,500  $2,984,500  $4,484.500  $5,984,500

General & Admin.      $100,000  $  250,000  $  500,000  $  750,000  $1,000,000
Sales & Marketing      250,000     625,000   1,250,000   1,875,000   2,500,000
Technology & Dev.       50,000     125,000     250,000     375,000     500,000
Product Cost           184,500     484,500     984,500   1,484,500   1,984,500
                      --------  ----------  ----------  ----------  ----------
Totals                $584,500  $1,484,500  $2,985,500  $4,485,500  $5,984,500

The allocation of the net proceeds of the Offering set forth above represents New Dawn's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and New Dawn's future revenues and expenditures.

If any of these factors change, New Dawn may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses. None of the proceeds are allocated to officer's salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                               DIVIDEND POLICY

New Dawn has never declared or paid cash dividends on its capital stock. New Dawn currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                           PRICE RANGE OF SECURITIES

 The offering price was determined by the board of directors based upon factors including the book value of our outstanding stock, the lack of a current market for the stock, our need for capital and our lack of liquidity and lack of earnings, and our product line and inventory. New Dawn's common stock is not listed or quoted at the present time, and there is no present public market for New Dawn's common stock. New Dawn has obtained a market maker who has agreed to file an application for New Dawn's securities to be quoted on the over-the-counter bulletin board, maintained by the NASD, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that New Dawn's stock will be quoted on the over-the-counter bulletin board. Thus, there can be no assurance that the NASD will accept New Dawn's market maker's application on Form 211. Therefore, there can be no assurance that a public market for New Dawn's common stock will ever develop.


                                    DILUTION

 As of December 31, 2001, New Dawn's net tangible book value was $0 or $0 per share of common stock. Net tangible book value is the aggregate amount of New Dawn's tangible assets less its total liabilities. Net tangible book value per share represents New Dawn's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 6,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), New Dawn's net tangible book value as of the closing of this offering would increase from $0 to $.37 per share. This represents an immediate increase in the net tangible book value of $.37 per share to current shareholders, and immediate dilution of $.63 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .37
Net tangible book value per share after offering..................$   .37
Dilution per share to new investors...............................$  0.63
Percentage dilution................................................   63%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 6,000,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.


                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per
share
                         ---------      ---------------  ---------    -------------   --------

Existing Investors       10,000,000     $ 13,700          62.5%          .2%        $ .001
New Investors             6,000,000     $ 6,000,000       37.5%        99.8%        $1.00


The following table shows the estimated dilution if only 75% of gross proceeds of this offering are received. As of December 31, 2001, New Dawn's net tangible book value was $0 or $0 per share of common stock. Net tangible book value is the aggregate amount of New Dawn's tangible assets less its total liabilities. Net tangible book value per share represents New Dawn's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 4,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), New Dawn's net tangible book value as of the closing of this offering would increase from $0 to $.06 per share. This represents an immediate increase in the net tangible book value of $.31 per share to current shareholders, and immediate dilution of $.69 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                           $  1.00
Net tangible book value per share before offering...............$  0
Increase per share attributable to new investors................$   .31
Net tangible book value per share after offering................$   .31
Dilution per share to new investors.............................$  0.69
Percentage dilution.............................................     69%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 4,500,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors      10,000,000    $      13,700         68.96%          .01%       $.001
 New Investors           4,500,000    $   4,500,000         31.24%        99.99%        $1.00


The following table shows the estimated dilution if only 50% of gross proceeds of this offering are received. As of December 31, 2001, New Dawn net tangible book value was $0 or $0 per share of common stock. Net tangible book value is the aggregate amount of New Dawn's tangible assets less its total liabilities. Net tangible book value per share represents New Dawn's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 3,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), New Dawn's net tangible book value as of the closing of this offering would increase from $0 to $.23 per share. This represents an immediate increase in the net tangible book value of $.23 per share to current shareholders, and immediate dilution of $.95 per share to new investors, as illustrated in the following table:

 Public offering price per
 share of common stock                                            $  1.00
 Net tangible book value per share before offering..............  $  0
 Increase per share attributable to new investors...............  $   .23
 Net tangible book value per share after offering...............  $   .23
 Dilution per share to new investors............................  $  0.77
 Percentage dilution............................................       77%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 3,000,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.


                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors     10,000,000    $    13,700         76.92%        .04%%          $.001
New Investors           3,000,000    $ 3,000,000          5%           99.96%         $1.00



The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of December 31, 2001, New Dawn's net tangible book value was $0 or $0 per share of common stock. Net tangible book value is the aggregate amount of New Dawn's tangible assets less its total liabilities. Net tangible book value per share represents New Dawn's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), New Dawn's net tangible book value as of the closing of this offering would increase from $0 to $.13 per share. This represents an immediate increase in the net tangible book value of $.13 per share to current shareholders, and immediate dilution of $.87 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .13
Net tangible book value per share after offering..................$   .13
Dilution per share to new investors...............................$  0.87
Percentage dilution................................................   87%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 1,500,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors        6,000,000    $    13,670          1%            2%          $.001
New Investors               250,000    $   250,000         99%           98%          $1.00

The following table shows the estimated dilution if only 10% of gross proceeds of this offering are received. As of December 31, 2001, New Dawn's net tangible book value was $0 or $0 per share of common stock. Net tangible book value is the aggregate amount of New Dawn's tangible assets less its total liabilities. Net tangible book value per share represents New Dawn's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 600,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500, New Dawn's net tangible book value as of the closing of this offering would increase from $0 to $.05 per share. This represents an immediate increase in the net tangible book value of $.05 per share to current shareholders, and immediate dilution of $.95 per share to new investors, as illustrated in the following table:

 Public offering price per
 share of common stock                                            $  1.00
 Net tangible book value per share before offering................$  0
 Increase per share attributable to new investors.................$   .05
 Net tangible book value per share after offering.................$   .05
 Dilution per share to new investors..............................$  0.95
 Percentage dilution..............................................     95%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 600,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                        Number          Total           Percentage   Percentage      Average
                        of Shares       Consideration   of Shares    of Total        price
                        Purchased       Paid            Purchased    Consideration   per share
                        ---------      ---------------  ---------    -------------   --------

Existing Investors   6,000,000    $    13,700           5.66%           2.24%          $.001
 New Investors         600,000    $   600,000          94.34%          97.76%          $1.00


               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with New Dawn's Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

                               COMPANY OVERVIEW

New Dawn was organized on May 31, 2000. New Dawn's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

                         PLAN OF OPERATIONS-IN GENERAL

New Dawn presently has limited cash with which to satisfy any future cash requirements, and all of its cash requirements are now being satisfied by contributions from its officers and directors. The present officers and directors have agreed to continue to supply our necessary capital requirements. New Dawn is seeking a minimum of $600,000 from this offering to satisfy its cash requirements for the next 12 months without having to rely on cash contributions from its officers and directors. We are in no need for interim capital or funding, because our minimum capital needs are based upon the occurrence of sales which we expect to increase by marketing and advertising.

If we do not receive the minimum financing required to put our business plan into operation, we will first seek to obtain a market for our common stock, and then attempt to raise the minimum capital required through private placements of our common stock or borrowing from our officers and directors.

New Dawn has no current material commitments. New Dawn depends upon capital to be derived from this offering and future financing activities such as subsequent offerings of its stock or contributions from its officers and directors. There can be no assurance that New Dawn will be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, New Dawn will be able to generate revenue from product sales and achieve liquidity within the next twelve months, and estimates that this liquidity will continue, unless it goes over budget. New Dawn has calculated the legal and accounting costs associated with filing the requisite reports under the Securities Exchange Act in this discussion of its funding and liquidity requirements.

New Dawn does not expect to incur any research and development costs. New Dawn does not expect the purchase or sale of plant or any significant equipment. New Dawn has generated minimal revenue since its inception.

New Dawn is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that New Dawn will be successful in raising the capital it requires through the sale of its common stock.

                                  BUSINESS
IN GENERAL

 New Dawn has just recently commenced operations. The plan of operations described in this prospectus depend on New Dawn raising a sufficient amount of capital to dedicate financial resources to each element of its business plan. There can be no assurance that any capital at all will be raised from this offering. New Dawn's mailing address and the address of its principal offices is 200 Viceroy Road, Unit #1, Concord, Ontario, Canada L4K3N8. The telephone number of its principal executive office is (905) 738-3301.

No merger plans

None of our officers, directors, promoters or affiliates or associates have had any preliminary contact or discussions with, and there are no present plans, proposals, arrangements, or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction. There are no finders' fees, consulting fees, or other compensation to be paid to officers, directors, promoters, or other affiliates or associates from revenues or other funds from an acquisition or merger candidate, or by the issuance of securities. We have no consultants, nor have we had or plan to have, any negotiations for a merger or business combination with any other entity.

New Dawn's plan of operations is to establish a gaming entertainment magazine and develop a gaming entertainment web-site to take advantage of the e-commerce approach to target the gaming marketplace. New Dawn's mission is to capitalize on the opportunity that has resulted from the convergence of two pervasive trends; the enormous expansion in the use of the Internet, and the growth of the gaming industry.

Government approval is not necessary for New Dawn's business, and government regulations have no or only a negligible effect on their respective businesses.

New Dawn has not booked any significant research and development costs and therefor do not expect to pass any of those costs to customers. And has no product development or research and development costs.




                                 THE INDUSTRY

New Dawn's focus is on on a convergence of three industries; gaming, magazine, and Internet media. New Dawn's eventual goal is to expand into broadcast media.

The Gaming Industry

Gaming is fast being considered an accepted form of entertainment, which is demonstrated by the fact that 10% of leisure spending occurs in various gaming related activities. Based on the U.S. National Gambling Impact Study Report and the International Gaming and Wagering Business Report, $825 billion was wagered in North America in the year 2000. The mainstream market has embraced all forms of gaming. In almost all jurisdictions in North America, governments have come to realize the massive potential of legalized gaming and the benefits it can bring to their local economies. Consumers with high disposable income now view gaming as an enjoyable, affordable form of entertainment. The following statistics support this trend:

- 190 million people in North American annually participate in some form of gaming
-          68% of North Americans gambled at least once in 1997
-          The average personal income of gamblers was $60,000 per year
-          36.7 million people visited Las Vegas in 2000
-          36 million people visited Atlantic City in 2000

- There has been an exponential growth of multi billion dollar luxury casino hotels
- Demographic profiles indicate that gamblers are between 25 and 65, and consist 60% of men and 40% of women

Source: U.S. National Gambling Impact Study Report
        International Gaming and Wagering Business Report

The Magazine Industry

The trend in magazine design and content has been toward specialization, or segmentation, of audiences with narrowly focused genres. Generally, magazines have several advantages as segmented media. For example, the number of magazines is not constrained by technical restrictions faces by other forms of media, such as radio, television and cable channels, so magazines can continue expanding into more specialized topices and treatments until they saturate the audience. Their formats and economic bases are more flexible. A small circulation magazine can still be profitable if those it reaches are interested enough in its contents to support it or if that audience is important to specific advertisers.

With over 12,000 magazines and related periodicals being published, magazine readership is quite fragmented. there are sizable subgroups, particularly among young people, who read magazines more frequently than newspapers or books. Magazine readership is highest among those of the ages of 18-24 and 35-44.

The magazine industry has consolidated, and most major magazines are owned by a few large groups. For example, the current Time-Warner Group, one of the largest media conglomerates, grew from a magazine group, which started from Fortune Magazine, Life Magazine, and later adding Sports Illustrated, Money, and People Weekly.

However, the magazine industry is also one of the media areas where a new entrant or competitor can best break in buy appealing to a new segment of the market that is not yet served by other magazines. For example, Rolling Stone went quickly from a small counterculturte or "hippie" magazines in 1969 to a widely read rock music and counterculture lifestyle magazine in the 1970's. More recently, the Ziff-Davis Group has capitalized on the rapidly growing interest in personal computers to build a very profitable magazine empire including PC Week, Pc magainze, and MacWeek.

Magazine distribution

Magazines are distributed directly by subscription and by retailers, such as supermarkets and newsstands. Magazine wholesalers and distributors are a crucial link between publishers and retailers, because many retailers simply take whatever the wholesaler delivers. This gives distributors a great influence over whether or not a new magazine is delivered to newsstands. Large chain stores such as Wal-Mart and Target sell a large quantity of magazines. There are also medium bookstores and book and magazine superstores, which account for the sale of an increasing number of books and magazines.

Internet Media

The Internet has become the fastest-growing communications medium in history, reaching nearly 50 million users within its first five years of existence. That growth rate far out places 38 years for radio, 13 years for television, and 10 years for cable. Jupiter Communications estates that nearly 100 million U.S. citizens used the Internet in 1999, a figure which is expected to grow to almost 160 million by 2003. E- Commerce on the Internet is growing at incredible rates as well. Forrester Research estimates that consumers spent $48.3 billion in e-commerce transactions in 2000, and $14.2 billion from January through April of 2001.

Another popular online activity is Internet gaming. E-gaming combines the potential of the fast growing Internet media with the lucrative gambling and wagering market. The acquisition of Gamesville by Lycos in 2000 for $270 million indicates the increased interest in Internet gaming.

PRODUCTS AND SERVICES

New Dawn was formed to establish a membership driven entity with the goal of becoming the ultimate destination resource and entertainment venue for individuals who enjoy the gaming lifestyle. The first step toward achieving this goal is the acquisition of The Gambler Magazine.

The Gambler Magazine

The Gambler Magazine was launched in March, 1999, and has become the third largest consumer publication of its kind in North America. The magazine is the largest gaming entertainment publication in Canada, with coast-to-coast distribution, and has established distribution on the east coast of the United States, with distribution in Atlantic City, Foxwoods Casino Resort and Mohegan Sun in Connecticut, and in 42 poker rooms in Las Vegas. It appears on newsstands in the United States and Canada in Chapters, Indigo, Barnes and Noble, and Borders.

The Gaming Club Card

New Dawn will offer memberships in The Gaming Club Card. Members will be able to capitalize on the strategic relationships New Dawn has made with casinos and resorts, including discounts on hotels, airlines, car rentals, restaurants, bus and vacation packages, and other "comp" related promotions and incentives offered by casinos and resorts. Members will also receive a one-year subscription to The Gambler Magazine, and a membership card contained a personal identification number and password entitling them to complete access to The Gaming Club Card Internet website, which will feature a "play for fun" casino.

The Gaming Club Card Website

The Gaming Club Card Website, at www.gamingclubcard.com is currently under development. When fully developed, it will offer:

-          free e-mail accounts for members
-          a comprehensive gaming search engine
-          gambling news, articles and reviews
-          educational gaming advice
- a reservation system for golf courses, hotels, resorts, casinos, air travel, rental cars, and other leisure related services
- e-commerce merchandise sales of gaming related products and literature
- an interactive virtual "play for fun" casino, which will allow users to chat, and gamble for "e-chips." Games offered will include poker, blackjack, baccarat, roulette, craps, billiards, darts, football, hockey, baseball, soccer and others. Members can accumulate their e-chips for online purchases.


                                   PROPERTY

 We rent offices from our president pursuant to an oral agreement for a nominal amount of rent. We consider the office space to be suitable for our needs, and it is covered by adequate insurance. We own the domain names www.thegamblermagazine.com,www.thegamblernetwork.com, and www.gamingclubcard.com, and the trademark, "The Gambler Magazine," which is a registered trademark.



                                    PATENTS

 We hold no patents for our intellectual property. However, our web sites are proprietary and are protected by copyright law. We own the domain names www.thegamblermagazine.com,www.thegamblernetwork.com, and www.gamingclubcard.com, and the trademark, "The Gambler Magazine," which is a registered trademark.


                             GOVERNMENT REGULATION

Government approval is not necessary for New Dawn's business, and government regulations have no effect or a negligible effect on its business. If New Dawn does expand into online gaming, it may require licensing or governmental regulation, but New Dawn's plan of operations for the next 12 months does not involve any significant government regulation.


                                   EMPLOYEES

New Dawn presently employs five employees, all management, who each devote their part time efforts to New Dawn.


                               LEGAL PROCEEDINGS

New Dawn is not subject to any pending litigation, legal proceedings or claims.


                                  MANAGEMENT

                EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of New Dawn serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of New Dawn are as follows:

Name                     Age                          Position
--------------         ------                 ------------------------
Peter Szecsodi          37                    President, CFO, Director

Anthony Gerace          39                    Vice President, Director
David Markser           36                    Vice President

Kara McVey              24                    Secretary, Director


Peter Szecsodi. Mr. Szecsodi has served as the President, Chief Financial Officer of New Dawn since its inception. Since 1997, he has been employed as the publisher of The Gambler Magazine. From 1981 through 1997, he was in the executive management of The Renascent Foundation, managing properties and 30 employees.

Antony Gerace. Mr. Gerace has served as Vice President and Director of New Dawn since its inception. In 1979, Mr. Gerace began developing advertising concepts for The Ontario Lottery Corporation. In 1988 he founded JAG Marketing Concepts, a marketing and promotional wear company, and he remained with JAG until 1998. Since 1999, he has been employed as a key participant in the development of The Gambler Magazine and has played a major role in the co-development of The New Dawn Entertainment, Inc.

David Markser. Mr. Markser has served as Vice President of New Dawn since inception. He began his career in 1985 founding Daymar Electronics. He specializes in designing "state of the art" audio/visual, wireless and teleconferencing systems. Mr. Markser has also designed many elaborate security and surveillance systems as well as computer networks for major corporations and executive homes.

Kara McVey. Ms. McVey has served as New Dawn's secretary and director since inception. From 1997 through 1998, she was employed at the Network Imaging Centres as a graphic designer and also was in charge of the accounting department for this company. Ms. McVey has worked as art director for The Gambler Magazine since 1998.

Michael Bond. Mr. Bond has been a director of New Dawn since its inception. For the last five years, he has been employed as a senior stock trade for Griffiths, McBurney. Mr. Bond has extensive background experience in the stock brokerage business and a good understanding of corporate finance and economics.

                            EXECUTIVE COMPENSATION

The following table summarizes the compensation New Dawn has paid to its Chief Executive Officer and all other executive officers for services rendered up to the period ended December 31, 2001. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the past fiscal year.
last fiscal year.

                              Annual Compensation

Name and Position            Salary      Bonus      Annual Deferred Salary
-----------------            ------      -----      ----------------------
Peter Szecsodi                  0           0                 0
Kara McVey                      0           0                 0


                             EMPLOYMENT AGREEMENTS

New Dawn has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of New Dawn Entertainment, Inc.'s board of directors.


                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of New Dawn's common stock as of December 31, 2001, by (I) each person known by New Dawn to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of New Dawn Entertainment, Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                                        Shares
                                        Beneficially
Name and Address of Beneficial Owner    Owned          Offering
------------------------------------    ------------   --------


Name and Address               Number of Shares          Percentage Owned
----------------               ----------------          ----------------
Peter Szecsodi                  5,700,000                        57 %
Evermore Publishing, Inc.
89 Ranee Avenue
Toronto Ontario Canada
M6A INI

Michael Bond                      200,000                       2   %
1796 Will Scarlett Drive
Toronto, Ontario
L5K2K2

Anthony Gerace                    250,000                       2.5 %
254 Stone Road
Aurora, Ontario
Canada L4G-647

David Markser                           0                       0   %
443 Fairlawn Ave.
Toronto, Ontario
Canada L5K 2K2

Kara McVey                        175,000                       1.75%
89 Ranee Ave.
Toronto, Ontario
Canada M6A 1N1
 ------------
Officers and Directors
as a Group                      6,325,000                      63.25%
 ------------

* Evermore Publishing, Inc. is owned 53% by Peter Szecosdi and 24% by Michael Bond. Peter Szecsodi owns 200,000 shares in his own name and Michael Bond owns 200,000 in 1273716 Ontario, Inc.



                             CERTAIN TRANSACTIONS

New Dawn rents its offices from Peter Szecsodi on a month to month basis at a minimal cost to New Dawn.

In connection with organizing New Dawn, on June 1, 2000, 5,500,000 shares of restricted common stock of New Dawn at par value was issued to Evermore Publishing, Inc., a company beneficially owned by Peter Szecsodi and Michael Bond, in exchange for services, the business plan of New Dawn, and New Dawn's web site and domain names, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Bond and Mr. Szecsodi may be deemed to be promoters of New Dawn. No other persons are known to Management that would be deemed to be promoters.

On June 1, 2000, in exchange for services rendered, 200,000 shares of restricted company stock was issued to Peter Szecsodi, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 250,000 shares of restricted company stock was issued to Anthony Gerace, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 150,000 shares of restricted company stock was issued to Olga Markser, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 175,000 shares of restricted company stock was issued to Kara McVey, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 50,000 shares were issued to Susan Bond, and 25,000 shares to Chris Bond, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 5,000 shares were issued to Karon Gerace, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 250,000 shares were issued to Joe Szecsodi, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 10,000 shares were issued to Laverne McVey and 10,000 shares to Robert McVey, at par value for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 5,000 shares were issued to Gus Gerace and 5,000 to Ann Gerace, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On May 18, 2001, 200,000 shares of restricted common stock were issued to Kenneth Eade, at par value, in exchange for legal services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.


                           DESCRIPTION OF SECURITIES

The authorized capital stock of New Dawn consists of 50,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 16,000,000 shares of Common stock.

Common stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock have cumulative voting rights. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of New Dawn available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

There are currently 64 shareholders of record of our common stock.


                              PENNY STOCK STATUS

If and when it creates a market for its common stock, New Dawn common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

- Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

- Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

- Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

- The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for New Dawn's ' stock.

                  TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84102.


                     SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, if all shares in the offering are sold, New Dawn will have 16,000,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with New Dawn's ), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of New Dawn 's, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of New Dawn without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for New Dawn's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                              PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of California, New York, Nevada, Florida, Canada, and in the District of Columbia.

The offering is self underwritten by New Dawn, which offers the Shares directly to investors through officer Peter Szecsodi, who will offer the Shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in New Dawn. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may used by us in our discretion.

The offering of the Shares shall terminate 12 months after the date of this prospectus.

New Dawn reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for New Dawn by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

 The Financial Statements of New Dawn as of May 30, 2000 (inception) through March 31, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Rogelio G. Castro, independent public accountant for New Dawn , as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

New Dawn has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

New Dawn will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                         New Dawn Entertainment, Inc.

Independent Auditor's Report .......................................   F-1

Balance Sheets
March 31, 2001 .................................................   F-2

Statements of Operations
 For the Years Ended March 31, 2001 ............................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended March 31, 2001.......................   F-4

Statements of Cash Flows
 For the Years Ended March 31, 2001.......................   F-5

Notes to Consolidated Financial Statements .........................   F-27

 ROGELIO G. CASTRO
 Certified Public Accountant
 REPORT OF INDEPENDENT AUDITOR

 To the Shareholders and Board of Directors
 New Dawn Entertainment, Inc.

I have audited the accompanying balance sheets of Mercury Software (A Development Stage Company) as of March 31, 2001, and the related statements of income, stockholders' equity, and cash flows for the period May 31, 2000 (inception) through March 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

 I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Dawn Entertainment, Inc., A Development
Stage Company) at March 31, 2000 and March 31, 2001, and the results of operations and cash flows for the period May 31, 2000 (inception) through March 31, 2001, in conformity with generally accepted accounting principles.

  Oxnard, California
  /s/ Rogelio G. Castro
 Dated: September 21, 2001















                        New Dawn Entertainment, Inc.
                        (A Development Stage Company)
                               Balance Sheets

                                                Dec. 31        March 31,
                                                 2001            2001
                                             (Unaudited)
                                             -------------     ---------

ASSETS
Current Assets:
  Cash                                         $   402          $    902
    Total Current Assets                           402               902
                                                -------          -------

TOTAL ASSETS                                   $   402          $    902
                                                -------          -------
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                             $ 3,500          $      -
  Due to officer                                 5,799             5,799
                                                -------          -------
    Total Current Liabilities                    9,299             5,799
                                                -------          -------


Stockholders' Equity:
  Common stock, $.001 par value
  Authorized - 50,000,000 shares
  Issued and outstanding - 10,000,000 shares      255                255
Paid in capital                                13,445             13,445
Deficit accumulated during
 the development stage                        (22,597)           (18,597)
                                               ------             -------
      Total Stockholders' Equity                   -              (4,897)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 402            $    902

































                           New Dawn Entertainment
                        (A Development Stage Company)
                          Statements of Operations
              For the nine months ended December 31, 2001, and
       for the period May 31, 2000 (inception) through March 31, 2001


                                                      Cumulative
                                                      from May 31, 2000
                                                     (inception)through
                                    Dec. 31 March 31 December 31,
                                      2001    2001    2001 (unaudited)
                                  (unaudited)
                                      ----    ----    -------------------


Income                               $  -     $  -      $     -
                                      -----    -----      ------
      Total  Income                     -        -            -
                                      -----    -----      ------

Operating Expenses
 General and
 administrative expenses             $ 4,000 $ 18,597   $22,597
                                      -------  ------    ------
 Total Expenses                        4,000   18,597    22,597
                                      -------  ------    ------

Net income (loss)                    $(4,000)$(18,597) $(22,597)
                                      -------  ------    ------
                                    -------  -------   -------











































                        New Dawn Entertainment, Inc.
                        (A Development Stage Company)
                      Statement of Stockholders' Equity
       For the period May 31, 2000 (inception) through March 31, 2001 and December 31, 2001 (unaudited)

                                                                                      Deficit
                                               Number                                 Accumulated
                                                     of           Common         Paid        During
                                              Shares       Stock          In          Development
                                              Outstanding  at Par Value   Capital     Stage
                                              -----------  ------------   -------     -----------
Balance at inception                              -        $        -   $      -     $     -
Stock issued to founders at inception          9,745,000            -           -
Stock issued for cash                             55,000           55      13,445
Stocks issued for services                       200,000          200
Net loss - March 31, 2001                                                              (18,597)
                                               ---------     --------      -------      ------
Balance at March 31, 2001                     10,000,000          255      13,445      (18,597)
                                               ---------     --------      -------      -------
Net loss-December 31, 2001                                                             ( 4,000)
                                               ---------     --------      -------      -------
Balance at December 31, 2001                  10,000,000   $      255     $13,445    $ (22,597)
                                              ----------     --------      -------      -------
                                              ----------     --------      -------      -------









                        New Dawn Entertainment, Inc.
                        (a Development Stage Company)
                          Statements of Cash Flows
        For the period May 31, 2000 (inception)through March 31, 2001

                                                     Cumulative from
                                                     (inception) through
                                         March 31    December 31,
                                          2001       2001 (unaudited)
                                          ----       --------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                             $ (18,597)   $(22,597)
  Stocks issued for services                 200         200
                                          ------      -------

NET CASH USED BY OPERATING ACTIVITIES   $(18,397)   $(22,397)
                                          ------      -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from officer                    5,799       5,799
  Proceeds from sale of common stock      13,500      13,500
                                          ------      ------
NET CASH FROM FINANCING ACTIVITIES        19,299      19,299
                                          ------      ------
INCREASE (DECREASE) IN CASH                  902      (3,098)

BEGINNING CASH                                 0           0
                                          -------     -------
ENDING CASH                            $     902     $   402
                                          -------     -------
                                          -------     -------
SUPPLEMENTAL DISCLOSURE:
Stocks issued for services             $     200    $    200










                        NEW DAWN ENTERTAINMENT, INC.
                        (A Development Stage Company)
                        Notes to Financial Statements
                                March 31,2001

NOTE 1 - ORGANIZATION

Nature of Business

New Dawn Entertainment, Inc. was incorporated on May 31, 2000 under the laws of the State of Nevada. The Company's primary business operations are to provide the most comprehensive on-line gaming resource marketplace for businesses and consumers who participate in the gaming industry. The goal is to establish a gaming magazine and develop a gaming web site to take advantage of the e-commerce approach to target the gaming marketplace.

To finance its strategic plans and development, the Company intends to raise additional required financing through an initial public offering. There can be no assurance that the Company will be successful with its offering.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a 'Development Stage Enterprise' as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7). Among the disclosure required by SFAS 7 are that the Company's financial statements be identified as those of development stage company, and that the statements of operation, stockholders' equity (deficit) and cash flows disclose activity since the date of the company's inception.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Net Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share." Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of March 31,2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

Income Taxes

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses since its inception on May 31, 2000 through March 31,2001 resulting in a deferred tax asset, which was fully allowed for; therefore, the net benefit and expense resulted in $-0- income taxes.


Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

The company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 2 - RELATED PARTY TRANSACTIONS

Amounts due to an officer of the company are unsecured, non-interest bearing, and have no specific terms for repayment.


NOTE 3 - CAPITALIZATION

The Company issued shares of common stock to the founders at a nominal purchase price per share.

NOTE 4 - FISCAL YEAR

The Company's fiscal year end is March 31.

                       ---------------------------------








TABLE OF CONTENTS

                                                              PAGE
                                                            ---------


Prospectus Summary....................................           5
Risk Factors..........................................           7
We are highly dependent on Peter Szecsodi to
accomplish our plan of operations.....................           7
We face intense competition and may not be able to
compete successfully..................................           7

We may require additional financing to fund our
plan of operations and we might not be able to
get it................................................           7
The principal stockholder controls and will continue
to control us.........................................           8
We may not be able to manage our own growth
efficiently...........................................           8
An active public market may not develop for our
securities............................................           8
Shares eligible for future sale may adversely
affect the market for our securities...................          8
There is no established market for our stock and
investors may not be able to sell their shares in
the future............................................           9
Our growth will be limited to the amount of capital
we are able to raise in this offering.  If we raise
only a nominal amount, then investors can expect
to experience a slow growth in their investment.......           9
This offering has no escrow, and funds may be used
upon receipt..........................................           5
The penny stock rules cover our stock, which may
make it difficult for a broker to sell................           9
Use of Proceeds.......................................          10
Dividend Policy.......................................          11
Price Range of Securities.............................          11
Dilution..............................................          12
Management's Discussion and Analysis of
  Financial Condition and Plan of
  Operations..........................................          16
Business..............................................          17
Management............................................          17
Certain Transactions..................................          18
Principal Stockholders................................          18
Description of Securities.............................          19
Shares Eligible for Future Sale.......................          19
Underwriting.........................................           19
Legal Matters........................................           20
Experts..............................................           21
Index to Consolidated Financial Statements...........           28

                        NEW DAWN ENTERTAINMENT, INC.

                      6,000,000 SHARES OF COMMON STOCK

                                -------------

                                 PROSPECTUS

                                -------------

                                ____________, 2002

 --------------------------------------------------------------------------
 --------------------------------------------------------------------------


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 NRS 78.751 states that New Dawn may provide in its articles of incorporation, by laws or by agreement, to indemnify New Dawn's officers and directors. New Dawn's Bylaws provide that New Dawn shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding. The articles of incorporation do not provide for indemnification of officers or directors, but the by-laws provided that we shall indemnify the directors of the corporation for any and all acts during their capacity as directors to the fullest extent of the law.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Internet Services pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is being asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $ 1,584
Printing and engraving expenses................................  $   500
Accounting fees and expenses...................................  $ 3,500
Legal fees and expenses (other than Blue Sky)..................  $10,000

                                                                 ----------
    Total......................................................  $15,500
                                                                 ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by New Dawn within the past three years and were not registered under the Securities Act.

In connection with organizing New Dawn, on June 1, 2000, 5,500,000 shares of restricted common stock of New Dawn at par value was issued to Evermore Publishing, Inc., a company beneficially owned by Peter Szecsodi and Michael Bond, in exchange for services, the business plan of New Dawn, and New Dawn's web site and domain names, pursuant to Section 4(2) of the Securities Act of

1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Bond and Mr. Szecsodi may be deemed to be promoters of New Dawn. No other persons are known to Management that would be deemed to be promoters.

On June 1, 2000, in exchange for services rendered, 200,000 shares of restricted company stock was issued to Peter Szecsodi, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 250,000 shares of restricted company stock was issued to Anthony Gerace, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 150,000 shares of restricted company stock was issued to Olga Markser, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

On June 1, 2000, in exchange for services rendered, 175,000 shares of restricted company stock was issued to Kara McVey, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 50,000 shares were issued to Susan Bond, and 25,000 shares to Chris Bond, at par value, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 5,000 shares were issued to Karen Gerace, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 250,000 shares were issued to Joe Szecsodi, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 10,000 shares were issued to Laverne McVey and 10,000 shares to Robert McVey, at par value for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, 5,000 shares were issued to Gus Gerace and 5,000 to Ann Gerace, at par value, in exchange for services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933.

In 2000, New Dawn issued 2,665,000 shares to 34 investors, in a private placement of securities, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information.

On May 18, 2001, 200,000 shares of restricted common stock were issued to Kenneth Eade, at par value, in exchange for legal services rendered, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated persons having superior access to all corporate and financial information.

ITEM 27. EXHIBITS

(a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.1(a)                 Amendment to Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)
       6.1                    Specimen of Stock Certificate
      10                      Subscription Agreement
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade (filed as part of
                              Exhibit  5.1)
                             ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of New Dawn pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise, New Dawn has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by New Dawn of expenses incurred or paid by a director, officer or a controlling person of New Dawn in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, New Dawn will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Concord, Ontario, Canada, on March 28, 2002.

  New Dawn Entertainment, Inc.

  By:     Peter Szecsodi
       -----------------------------------------
          Peter Szecsodi, President and Director

Date: March 28, 2002

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

   By: Peter Szecsodi
       -----------------------------------
       Peter Szecsodi, President, Chief Financial Officer and Director
       Date: March 28, 2002

By: Kara McVey
       -----------------------------------
       Kara McVey, Secretary/Director
       Date: March 28, 2002

By: Anthony Gerace
       -----------------------------------
       Anthony Gerace, Vice President, Director
       Date: March 28, 2002






Exhibit 3.1
ARTICLES OF INCORPORATION
FILED # C15163-00
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF Nevada
May 31, 2000
DEAN HELLER, SECRETARY OF STATE


                        ARTICLES OF INCORPORATION OF
                        THE GAMBLER NETWORK.COM, INC.

     FIRST: The name of the corporation (hereinafter referred to as "the corporation") is:

                         THE GAMBLER NETWORK.COM, INC.

     SECOND: Its principal place of the principal office in the state of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

     THIRD:   The natures of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada;

to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

     FOURTH: The total authorized capital stock of the corporation is Fifty Million (50,000,000) shares of common stock, with a par value of $0.001, and 5,000,000 shares of preferred stock with a par value of $.001.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.
The name and post office address of the first board of directors, which shall be one in number, is as follows:

Name                       Marvin Winick
Post office address        16 Julia Street, Thornhill,
                           Ontario, Canada L3T 4R9

     SIXTH: The capital stock, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

Name                       C. Woodgate
Post Office address        502 E. John Street, Room E
                           Carson City, NV 89706

EIGHTH: The corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in teh articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockhodlers herein are granted subect to this reservation.

I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this thirty-first day of May, AD, 2000.

                              C. Woodgate
                              -----------------
                              C. Woodgate, Incorporator

Exhibit 3.1(a)
AMENDMENT TO ARTICLES OF INCORPORATION


EXHIBIT 3.3
BY-LAWS OF New Dawn Entertainment, Inc.

                             ARTICLE I - OFFICES

          The principal office of the corporation in the State of Nevada shall be located at 502 E. John Street, Carson City, Nevada. The corporation may have such other offices, either within or without State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                          ARTICLE II - STOCKHOLDERS

1.     ANNUAL MEETING.

     The annual meeting of the stockholders shall be held in the month of September in each year, beginning with the year 2001, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.   SPECIAL MEETINGS.

   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.   PLACE OF MEETING.

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.   NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.   CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.   VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.   QUORUM.

     At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.   PROXIES.

     At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.   VOTING.

     Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.   ORDER OF BUSINESS.

The order of business at all meetings of the stockholders, shall be as follows:

          1.     Roll Call.

          2.     Proof of notice of meeting or waiver of notice.

          3.     Reading of minutes of preceding meeting.

          4.     Reports of Officers.

          5.     Reports of Committees.

          6.     Election of Directors.

          7.     Unfinished Business.

          8.     New Business.

11.     INFORMAL ACTION BY STOCKHOLDERS.

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.


                      ARTICLE III - BOARD OF DIRECTORS


1.     GENERAL POWERS.

     The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.   NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.   REGULAR MEETINGS.

A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.   SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.   NOTICE.

Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.   QUORUM.

At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


7.   MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.   NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.   REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.   RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.   COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.   PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.   EXECUTIVE AND OTHER COMMITTEES.

   The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14. INDEMNIFICATION.

Except for matters arising under the Securities laws of the United States, this corporation shall indemnify the directors of the corporation for any and all acts during their capacity as directors to the fullest extent of the law.


                            ARTICLE IV - OFFICERS

1.   NUMBER.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors.

Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.   ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.   REMOVAL.

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.   VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.   PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.   VICE-PRESIDENT.

In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.   SECRETARY.

The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.   TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.   SALARIES.

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

              ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.   CONTRACTS.

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.   LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.   CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.   DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.


           ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.   CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.   TRANSFERS OF SHARES.

     (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

     (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


                          ARTICLE VII - FISCAL YEAR


The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                          ARTICLE VIII - DIVIDENDS


The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                              ARTICLE IX - SEAL


The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".


                        ARTICLE X - WAIVER OF NOTICE


Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XI - AMENDMENTS


These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.


Exhibit 4
SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 Shares[________]
AUTHORIZED common stock; 50,000,000 Shares PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF Nevada common stock CUSIP

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

 THIS CERTIFIES THAT _________________________________________________________

Is the RECORD HOLDER OF Shares OF New Dawn Entertainment, Inc. common stock TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

                                      [SEAL OF New Dawn Entertainment, Inc.]

        Peter Szecsodi
       ----------------------
        Peter Szecsodi, President

       Kara McVey
       -----------------------
       Kara McVey, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Corporation
 Salt Lake City, UT


This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank), or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

(Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

Act
________________________ tenants in common
          (State)
Additional abbreviation may also be used though not in above list.


FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)

_________________________________________________________________________
_________ ________________________________________________________ ______
___ _________ ___________________________________________________________

______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
 Dated, ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

November 21, 2001

Board of Directors
New Dawn Entertainment, Inc.
1600 Steeles Avenue, W. Unit 18
Concord, Ontario, Canada L4K 4M2

Re: New Dawn Entertainment, Inc.

Gentlemen:

The undersigned is counsel for New Dawn Entertainment, Inc.. I have been requested to render an opinion on the 6,000,000 shares of New Dawn Entertainment, Inc. proposed to be sold pursuant to New Dawn Registration Statement on Form SB-2. In rendering this opinion, I have reviewed New Dawn Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. I have assumed the accuracy of all representations made to me in New Dawn Entertainment, Inc.'s documents and by company officers and directors. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

 1. New Dawn Entertainment, Inc. is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in each jurisdiction in which it now does business.

2. That the shares of Common stock to be issued by New Dawn have been reserved and are duly and properly approved by New Dawn Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of Common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in New Dawn Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
------------------
KENNETH G. EADE


EXHIBIT 10
SUBSCRIPTION AGREEMENT
New Dawn Entertainment, Inc.
1600 Steeles Avenue, W. Unit 18
Concord, Ontario, Canada L4K 4M2


Gentlemen:

The undersigned has received your prospectus dated ___________________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per Share, for $_______________, subject to your
acceptance of this subscription.   There is no minimum contingency and
proceeds may be utilized at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of Arizona _____
The State of California ______
The State of Nevada
The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________

Dated:______________.

For individuals:

_________________________
Signature

_________________________
Social Security Number

 For corporations, trusts, partnerships, etc.:

__________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of or Partnership Signer

__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code


              _________________________
Tax ID Number_________________________
Telefax and Phone Numbers


EXHIBIT 23.1     CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of my independent accountant's report dated March 31, 2001, the balance sheet of March 31, 2001, and the related statements of income, stockholder's equity, and cash flows for the period May 31, 2000 (inception) to March 31, 2001, in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.

ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
November 21, 2001